UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2013 (February 25, 2013)

MEAD JOHNSON NUTRITION COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34251	80-0318351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Patriot Blvd., Glenview, Illinois	60026
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 832-2420

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01:               Regulation FD Disclosure.

As a result of significant cross-border trading in formula milk products between Hong Kong and mainland China, the Hong Kong government has imposed a regulation designed to limit the flow of those products out of the territory. Effective March 1, 2013, to ensure adequate supplies for local infants and young children, the authorities will limit travelers departing Hong Kong to 1.8 kilograms (equivalent to two 32-ounce cans) of formula milk for children up to 36 months of age.

Approximately 30 percent of Mead Johnson sales in the China/Hong Kong market originate in Hong Kong.  It is believed that a substantial portion of the products sold in Hong Kong are taken to mainland China by visitors and private resellers.

At this time, no change is being made to the Company’s most recent earnings guidance. It is difficult to quantify the potential net impact, if any, of the restriction on the company’s overall China/Hong Kong business. The Company will carefully monitor retailer orders and consumer purchases across the China/Hong Kong market following the implementation of the new restriction to determine if any reduction in Hong Kong purchases by visitors and resellers may be offset by increased demand in mainland China.  The Company will consider actions as necessary to address any changes in market dynamics that may result from the new regulation.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward looking as defined in the Private Securities Litigation Reform Act of 1995. These statements, which are identified by words such as “expects,” “intends” and “believes,” involve certain risks, uncertainties and assumptions that may cause actual results to differ materially from expectations as of the date of this filing. These risks include, but are not limited to: (1) the ability to sustain brand strength, particularly the Enfa family of brands; (2) the effect on the company’s reputation of real or perceived quality issues; (3) the adverse effect of commodity costs; (4) increased competition from branded, private label, store and economy-branded products; (5) the effect of an economic downturn on consumers’ purchasing behavior and customers’ ability to pay for product; (6) inventory reductions by customers; (7) the adverse effect of changes in foreign currency exchange rates; (8) the effect of changes in economic, political and social conditions in the markets where we operate; (9) legislative, regulatory or judicial action that may adversely affect the company’s ability to advertise its products or maintain product margins; (10) the possibility of changes in the Women, Infant and Children (WIC) program, or participation in WIC; (11) the ability to develop and market new, innovative products; and (12) the effect of recently imposed trading restrictions in the China/Hong Kong market. For additional information on these and other factors, see the risk factors identified in the company’s periodic reports, including the annual report on Form 10-K for 2012, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with, or furnished to, the Securities and Exchange Commission, available upon request or at meadjohnson.com. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEAD JOHNSON NUTRITION COMPANY

Date: February 25, 2013	By:	/s/ William C. P’Pool
William C. P’Pool
Senior Vice President, General Counsel and Secretary

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